EXHIBIT 10.2
June 30, 2023
605 Doug St., LLC
2040 E. Mariposa Ave.
El Segundo, CA 90245
To Whom It May Concern:
Reference is made to (i) the Commercial Lease dated September 15, 2016 by and between 605 Doug St., LLC and ImmunityBio, Inc. (formerly known as NantKwest, Inc.) (the “Lease”) and (ii) the letter agreement dated May 24, 2023 by and between Landlord and Tenant which extended the Option Exercise Period until June 30, 2023. Capitalized terms that are undefined herein shall have meanings given to them in the Lease.
Tenant hereby elects to exercise its option to extend the Term of the Lease for an additional period of three (3) years through July 14, 2026 pursuant to the terms of Section 1.2 of the Lease. The parties hereto further agree that all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this letter agreement.
Sincerely,

David Sachs
CFO

/s/ David Sachs

605 Doug St, LLC

Agreed and Accepted,

/s/ Charles Kenworthy
By: C. Kenworthy
Title: Manager
9920 Jefferson Blvd., Culver City, CA 90232
www.immunitybio.com